Exhibit 10.3


                               PROMISSORY NOTE III


U.S. $100,000.00                                                 April 30, 1996


                  FOR VALUE RECEIVED, the undersigned, Vermont Pure Springs, Inc., a Delaware corporation ("Debtor"), hereby promises to pay to the order of Happy Ice Corp., a New York corporation ("Creditor"), the principal sum of ONE HUNDRED THOUSAND DOLLARS ($100,000) without interest except as otherwise set forth.

                  1. Principal and Interest. The principal of this Note shall be payable in United States currency on June 30, 1996. If payment is not made on the due date, then the unpaid principal amount of this Note shall bear interest at the rate of 13% per annum from the due date thereof until paid.

     2. Prepayments. The principal amount of this Note may be prepaid, without premium or penalty, at Debtor's option, at any time and from time to time, in whole or in part.

                  3. Events of Default. Upon the occurrence and during the continuance of any of the following events (each of which shall be an "Event of Default"), Creditor may declare the principal of and interest on this Note immediately due and payable, and the principal of and interest on this Note shall become immediately due and payable, anything in this Note to the contrary notwithstanding:

     (a) Debtor fails to pay any principal of or interest on this Note when due.

     (b) Debtor fails to pay when due any other indebtedness and such default is not timely cured.

     (c) Debtor makes an assignment for the benefit of creditors, commences (as the debtor) a case in bankruptcy, or commences (as the debtor) any proceeding under any other insolvency law.

     (d) A case in bankruptcy or any proceeding under any other insolvency law is commenced against Debtor (as the debtor) and a court having jurisdiction in the premises enters a decree or order for relief against Debtor as the debtor in such case or proceeding, and such case or proceeding is continued for sixty (60) days, or Debtor consents to or admits the material allegations against it in any such case or proceeding.

     (e) A trustee, receiver or agent (however named) is appointed or authorized to take charge of substantially all of the property of Debtor for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of creditors.


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     4. Costs of Collection.  Debtor agrees to pay all reasonable  out-of-pocket expenses of Creditor (including reasonable attorneys fees) in connection with the enforcement or collection of this Note.

                  5. No Waiver of Remedies. No failure or delay on the part of Creditor in the exercise of any power or right in this Note shall operate as a waiver thereof, and no exercise or waiver of any single power or right, or the partial exercise thereof, shall affect Creditor's rights with respect to any and all other rights and powers.

     6. Certain Waivers. Debtor waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note.

                  7. Maximum Interest. This Note is subject to the express condition that at no time shall Debtor be obligated or required to pay interest on the unpaid principal balance due hereunder at a rate which is in excess of the maximum interest rate permitted under applicable law. If by the terms of this Note, Debtor is at any time required or obligated to pay interest on the unpaid principal balance due hereunder at a rate in excess of such maximum rate, then for such time as the rate of interest under this Note would be deemed excessive, its application shall be suspended and there shall be charged instead interest at such maximum rate.

     8. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed given when delivered in the manner described in the Asset Purchase Agreement of even date herewith among Debtor and Creditor.

     9. Successors and Assigns. This Note shall inure to the benefit of Creditor, any holder of this Note and their respective successors and assigns.

     10. Governing Law. This Note shall be governed by the laws of the State of New York without reference to its principles of conflicts of law.

                  IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.


                                              VERMONT PURE SPRINGS, INC.



                                       By:    ______________________________
                                              Bruce S. MacDonald
                                              Vice President, Chief Financial
                                              Officer



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